                                                                     Exhibit 3.2
================================================================================










                                  METLIFE, INC.
                          AMENDED AND RESTATED BY-LAWS
                          ----------------------------






























                             Effective July 27, 2004








================================================================================

                                  METLIFE, INC.

                                     BY-LAWS
                                TABLE OF CONTENTS

SECTION                                                                                               PAGE
-------                                                                                               ----
                                    ARTICLE I

                                  STOCKHOLDERS

1.01.    Annual Meetings.................................................................................1
1.02.    Special Meetings................................................................................1
1.03.    Notice of Meetings; Waiver......................................................................1
1.04.    Quorum and Required Vote........................................................................2
1.05.    Voting Rights...................................................................................2
1.06.    Voting by Ballot................................................................................2
1.07.    Adjournment.....................................................................................2
1.08.    Proxies.........................................................................................2
1.09.    Presiding Officer and Secretary of the Meeting..................................................3
1.10.    Notice of Stockholder Business and Nominations..................................................4
1.11.    Inspectors of Elections.........................................................................6
1.12.    Opening and Closing of Polls....................................................................7
1.13.    Confidential Voting.............................................................................7
1.14.    No Stockholder Action by Written Consent........................................................7

                                   ARTICLE II

                               BOARD OF DIRECTORS

2.01.    General Powers..................................................................................8
2.02.    Number of Directors.............................................................................8
2.03.    Classified Board; Election of Directors.........................................................8
2.04.    Annual and Regular Meetings.....................................................................8
2.05.    Special Meetings; Notice........................................................................9
2.06.    Quorum; Voting..................................................................................9
2.07.    Adjournment.....................................................................................9
2.08.    Action Without a Meeting........................................................................9
2.09.    Regulations; Manner of Acting...................................................................9
2.10.    Action by Telephonic Communications............................................................10
2.11.    Resignations...................................................................................10
2.12.    Removal of Directors...........................................................................10
2.13.    Vacancies and Newly Created Directorships......................................................10

SECTION                                                                                               PAGE
-------                                                                                               ----
2.14.    Compensation...................................................................................10
2.15.    Reliance on Accounts and Reports, etc..........................................................10

                                   ARTICLE III

                                BOARD COMMITTEES

3.01.    How Constituted, Committee Powers..............................................................11
3.02.    Quorum and Manner of Acting....................................................................11
3.03.    Action by Telephonic Communications............................................................11
3.04.    Resignations...................................................................................12
3.05.    Removal........................................................................................12
3.06.    Vacancies......................................................................................12

                                   ARTICLE IV

                                    OFFICERS

4.01.    Number.........................................................................................12
4.02.    Election.......................................................................................12
4.03.    Salaries.......................................................................................12
4.04.    Removal and Resignation; Vacancies.............................................................12
4.05.    Authority and Duties of Officers...............................................................13
4.06.    The Chairman...................................................................................13
4.07.    The Chief Executive Officer....................................................................13
4.08.    The President..................................................................................13
4.09.    Absence or Disability of the Chief Executive Officer...........................................13
4.10.    Vice Presidents................................................................................13
4.11.    The Secretary..................................................................................14
4.12.    The Chief Financial Officer....................................................................14
4.13.    The Treasurer..................................................................................14
4.14.    The Controller.................................................................................14
4.15.    The General Counsel............................................................................14
4.16.    Additional Officers............................................................................14
4.17.    Security.......................................................................................15

SECTION                                                                                               PAGE
-------                                                                                               ----
                                    ARTICLE V

                                  CAPITAL STOCK

5.01.    Certificates of Stock, Uncertificated Shares...................................................15
5.02.    Signatures; Facsimile..........................................................................15
5.03.    Lost, Stolen or Destroyed Certificates.........................................................15
5.04.    Transfer of Stock..............................................................................16
5.05.    Record Date....................................................................................16
5.06.    Registered Stockholders........................................................................16
5.07.    Transfer Agent and Registrar...................................................................17

                                   ARTICLE VI

                                 INDEMNIFICATION

6.01.    Nature of Indemnity............................................................................17
6.02.    Determination that Indemnification is Proper...................................................18
6.03.    Advance Payment of Expenses....................................................................18
6.04.    Procedure for Indemnification of Directors and Officers........................................18
6.05.    Survival; Preservation of Other Rights.........................................................19
6.06.    Insurance......................................................................................19
6.07.    Severability...................................................................................19

                                   ARTICLE VII

                                     OFFICES

7.01.    Registered Office..............................................................................20
7.02.    Other Offices..................................................................................20

                                  ARTICLE VIII

                               GENERAL PROVISIONS

8.01.    Dividends......................................................................................20
8.02.    Reserves.......................................................................................20
8.03.    Execution of Instruments.......................................................................21
8.04.    Corporate Indebtedness.........................................................................21
8.05.    Deposits.......................................................................................21
8.06.    Checks.........................................................................................21
8.07.    Sale, Transfer, etc. of Securities.............................................................21

SECTION                                                                                               PAGE
-------                                                                                               ----
8.08.    Voting as Stockholder..........................................................................22
8.09.    Fiscal Year....................................................................................22
8.10.    Seal...........................................................................................22

                                   ARTICLE IX

                          EMERGENCY BOARD OF DIRECTORS

9.01.    Emergency Board of Directors...................................................................22

                                    ARTICLE X

                              AMENDMENT OF BY-LAWS

10.01.Amendment.........................................................................................23

                                   ARTICLE XI

                                  CONSTRUCTION

11.01.Construction......................................................................................23

                                  METLIFE, INC.

                          AMENDED AND RESTATED BY-LAWS

                             Effective July 27, 2004
                          -----------------------------

                                    ARTICLE I

                                  STOCKHOLDERS

            Section 1.01. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, and at such date and at such time, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

            Section 1.02. Special Meetings. Special meetings of the stockholders may be called at any time by the Chief Executive Officer (or, in the event of the Chief Executive Officer's absence or disability, by the President or any Director who is also an officer (hereafter, an "Officer Director")). A special meeting shall be called by the Chief Executive Officer (or, in the event of the Chief Executive Officer's absence or disability, by the President or any Officer Director) or by the Secretary pursuant to a resolution approved by a majority of the entire Board of Directors. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof. Any power of the stockholders of the Corporation to call a special meeting is specifically denied.

            Section 1.03. Notice of Meetings; Waiver. The Secretary or any Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten nor more than sixty days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the record of stockholders of the Corporation. Such further notice shall be given as may be required by law.

            A written waiver of any notice of any annual or special meeting signed by the person entitled thereto, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders needs to be specified in a written waiver of notice. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

            Section 1.04. Quorum and Required Vote. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of one-third of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting. Except as otherwise required by law or by the Certificate of Incorporation, these By-Laws or the rules or regulations of any stock exchange applicable to the Corporation, the vote of a majority (or, in the case of the election of Directors, a plurality) of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

            Section 1.05. Voting Rights. Subject to the rights of the holders of any class or series of Preferred Stock, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share outstanding in such stockholder's name on the books of the Corporation at the close of business on the date fixed pursuant to the provisions of Section 5.05 hereof as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting.

            Section 1.06. Voting by Ballot. No vote of the stockholders need be taken by written ballot unless otherwise required by law. Any vote not required to be taken by ballot may be conducted in any manner approved by the presiding officer at the meeting at which such vote is taken.

            Section 1.07. Adjournment. If a quorum is not present at any meeting of the stockholders, the presiding officer shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 hereof, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

            Section 1.08. Proxies. Any stockholder entitled to vote at any meeting of the stockholders may authorize another person or persons to vote at any such meeting for such stockholder by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or such stockholder's authorized officer, director, employee or agent, or by causing such signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram, data and voice telephonic communications, computer network, e-mail or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm, a proxy support service organization or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. Proxies by telegram, cablegram, data and voice telephonic communications, computer network, e-mail or other electronic transmission must either set forth or be submitted with information from which it can be determined that such electronic transmission was authorized by the stockholder. If it is determined that such electronic transmission is valid, the inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

            Section 1.09. Presiding Officer and Secretary of the Meeting. (a) At every meeting of stockholders the presiding officer shall be the Chairman or, in the event of the Chairman's absence or disability, the President, or in the event of the President's absence or disability, any officer designated by the Chief Executive Officer, or in the event of the Chief Executive Officer's absence or the failure of the Chief Executive Officer to designate an officer for such purpose, any officer chosen by resolution of the Board of Directors. The order of business and all other matters of procedure at every meeting of stockholders may be determined by the presiding officer. The Secretary, or in the event of the Secretary's absence or disability, any Assistant Secretary designated by the presiding officer, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as Secretary of the meeting.

            (b) Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the presiding officer shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer, may include, but are not limited to, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding officer shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

            Section 1.10. Notice of Stockholder Business and Nominations.

            (a) Annual Meetings of Stockholders. (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made only (A) by or at the direction of the Board of Directors or the Chief Executive Officer, or (B) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder and the notice procedures set forth in clause (ii) of this paragraph and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

            (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder, pursuant to clause (B) of paragraph (a)(i) of this Section 1.10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 calendar days prior to the first anniversary of the previous year's annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting was changed by more than 30 days from the anniversary date of the previous year's annual meeting, notice by the stockholder must be so received not later than 120 calendar days prior to such annual meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made. In no event shall an adjournment or postponement of an annual meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of stockholders' notice as described below. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and Rule 14a-11 thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Certificate of Incorporation or the By-Laws of the Corporation, the language of the proposed amendment; (C) any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made and, in case of nominations, a description of all arrangements or understandings between the stockholder and each nominee and any other persons (naming them) pursuant to which the nominations are to be made by the stockholder; (D) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by a qualified representative at the meeting to propose such business; (E) if the stockholder intends to solicit proxies in support of such stockholder's proposals, a representation to that effect; and (F) as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder, as it appears on the Corporation's books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. If such stockholder does not appear or send a qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The presiding officer of any annual meeting of stockholders shall refuse to permit any business proposed by a stockholder to be brought before such annual meeting without compliance with the foregoing procedures or if the stockholder solicits proxies in support of such stockholder's proposal without such stockholder having made the representation required by clause (E) above.

            (b) Special Meetings of Stockholders. (i) Only such business as shall have been brought before the special meeting of the stockholders pursuant to the Corporation's notice of meeting pursuant to Section 1.02 of these By-Laws shall be conducted at such meeting.

            (ii) In the event that Directors are to be elected at a special meeting of stockholders pursuant to the Corporation's notice of meeting, nominations of persons for election to the Board of Directors may be made at such special meeting of stockholders (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this
Section 1.10 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such special meeting of stockholders if the stockholder's notice as required by paragraph
(a)(ii) of this Section 1.10 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than 150 calendar days prior to such special meeting or 10 calendar days following the date on which public announcement of the date of the special meeting and of the nominees to be elected at such meeting is first made. In no event shall the adjournment or postponement of a special meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

            (c) General. (i) Only persons who are nominated in accordance with the procedures set forth in this Section 1.10 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in this Section 1.10 and, if any proposed nomination or business is not in compliance with this Section 1.10, to declare that such defective proposal or nomination shall be disregarded.

            (ii) Nothing in this Section 1.10 shall be deemed to affect any rights of the holders of any class or series of preferred stock, if any, to elect Directors if so provided under any applicable preferred stock Certificate of Designation (as defined in the Certificate of Incorporation).

            Section 1.11. Inspectors of Elections. (a) Prior to any meeting of the stockholders, the Board of Directors shall appoint one or more persons to act as Inspectors of Elections, and may designate one or more alternate inspectors. If no inspector or alternate is able to act, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The inspector shall:

            (i) ascertain the number of shares outstanding and the voting power of each;

            (ii) determine the shares represented at the meeting and the validity of proxies and ballots;

            (iii) specify the information relied upon to determine the validity of electronic transmissions in accordance with Section 1.08 hereof;

            (iv) count all votes and ballots;

            (v) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

            (vi) certify such inspector's determination of the number of shares represented at the meeting, and such inspector's count of all votes and ballots.

            (b) The inspector may appoint or retain other persons or entities to assist in the performance of the duties of inspector.

            (c) When determining the shares represented and the validity of proxies and ballots, the inspector shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any proxies provided in accordance with Section 1.08 of these By-Laws, ballots and the regular books and records of the Corporation. The inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspector considers other reliable information as outlined in this section, the inspector, at the time of certification pursuant to (a)(vi) of this Section 1.11, shall specify the precise information considered, the person or persons from whom such information was obtained, when this information was obtained, the means by which such information was obtained, and the basis for the inspector's belief that such information is accurate and reliable.

            Section 1.12. Opening and Closing of Polls. The time for the opening and the closing of the polls for the matters to be voted upon at a stockholder meeting shall be announced at the meeting by the presiding officer. The inspector of the election shall be prohibited from accepting any ballots, proxies or votes or any revocations thereof or changes thereto after the closing of the polls, unless the Delaware Court of Chancery upon application by a stockholder shall determine otherwise.

            Section 1.13. Confidential Voting. (a) Proxies and ballots that identify the votes of specific stockholders shall be kept in confidence by the inspectors of election unless (i) there is an opposing solicitation with respect to the election or removal of Directors, (ii) disclosure is required by applicable law, (iii) a stockholder expressly requests or otherwise authorizes disclosure in relation to such stockholder's vote, or (iv) the Corporation concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes.

            (b) The inspectors of election and any authorized agents or other persons engaged in the receipt, count and tabulation of proxies and ballots shall be advised of this By-Law and instructed to comply herewith.

            (c) The inspectors of election shall certify, to the best of their knowledge based on due inquiry, that proxies and ballots have been kept in confidence as required by this Section 1.13.

            Section 1.14. No Stockholder Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

                                   ARTICLE II

                               BOARD OF DIRECTORS

            Section 2.01. General Powers. Except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation.

            Section 2.02. Number of Directors. Subject to the rights of the holders of any class or series of preferred stock, if any, the number of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the entire Board of Directors, but the Board of Directors shall at no time consist of fewer than three (3) Directors.

            Section 2.03. Classified Board; Election of Directors. The Directors of the Corporation, subject to the rights of the holders of shares of any class or series of preferred stock, shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class ("Class I") whose term expires at the 2000 annual meeting stockholders, another class ("Class II") whose term expires at the 2001 annual meeting of stockholders, and another class ("Class III") whose term expires at the 2002 annual meeting of stockholders, with each class to hold office until its successors are elected and qualified. Except as otherwise provided in Sections 2.12 and 2.13 of these By-Laws, at each annual meeting of stockholders of the Corporation, and subject to the rights of the holders of shares of any class or series of preferred stock, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

            Section 2.04. Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as practicable following adjournment of the annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date of such meetings. Notice of regular meetings need not be given; provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, to each Director who shall not have been present at the meeting at which such action was taken, addressed or transmitted to him or her at such Director's usual place of business, or shall be delivered or transmitted to him or her personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.

            Section 2.05. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman or the Chief Executive Officer (or, in the event of the Chief Executive Officer's absence or disability, by the President or any Officer Director) or by the Secretary pursuant to a resolution approved by a majority of the entire Board of Directors, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on twenty-four (24) hours' notice, if notice is given to each Director personally or by telephone, including a voice messaging system, or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, or on five (5) days' notice, if notice is mailed to each Director, addressed or transmitted to him or her at such Director's usual place of business or other designated location. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

            Section 2.06. Quorum; Voting. At all meetings of the Board of Directors, the presence of a majority of the total number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

            Section 2.07. Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of
Section 2.05 of these By-Laws shall be given to each Director.

            Section 2.08. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

            Section 2.09. Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board and the individual Directors shall have no power as such.

            Section 2.10 Action by Telephonic Communications. Members of the Board of Directors may participate in any meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in any meeting pursuant to this provision shall constitute presence in person at such meeting.

            Section 2.11. Resignations. Any Director may resign at any time by delivering a written notice of resignation, signed by such Director, to the Chairman or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

            Section 2.12. Removal of Directors. Subject to the rights of the holders of any class or series of preferred stock, if any, to elect additional Directors under specified circumstances, any Director may be removed at any time, but only for cause, upon the affirmative vote of the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the stockholders entitled to vote for the election of the Director so removed. A Director filling any such vacancy shall be of the same class as that of the Director whose removal created such vacancy and shall hold office until such Director's successor shall have been elected and qualified or until such Director's earlier death, resignation or removal. If such stockholders do not fill such vacancy at such meeting, such vacancy may be filled in the manner provided in Section 2.13 of these By-Laws.

            Section 2.13. Vacancies and Newly Created Directorships. Subject to the rights of the holders of any class or series of preferred stock, if any, to elect additional Directors under specified circumstances, and except as provided in Section 2.12, if any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased pursuant to Section 2.02 hereof, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum. Any Director filling a vacancy shall be of the same class as that of the Director whose death, resignation, removal or other event caused the vacancy, and any Director filling a newly created directorship shall be of the class specified by the Board of Directors at the time the newly created directorships were created. A Director elected to fill a vacancy or a newly created directorship shall hold office until such Director's successor has been elected and qualified or until such Director's earlier death, resignation or removal.

            Section 2.14. Compensation. The amount, if any, which each Director shall be entitled to receive as compensation for such Director's services as such shall be fixed from time to time by the Board of Directors.

            Section 2.15. Reliance on Accounts and Reports, etc. A Director, and any member of any committee designated by the Board of Directors shall, in the performance of such Director's duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                                   ARTICLE III

                                BOARD COMMITTEES

            Section 3.01. How Constituted; Committee Powers. The Board of Directors shall designate such Committees as may be required by applicable laws, rules, regulations and stock exchange listing standards, including an Audit Committee, a Compensation Committee and a Governance Committee, which Committees shall be constituted to comply with applicable requirements thereunder, and may designate one or more additional Committees, including an Executive Committee. Each Committee shall consist of one or more of the Directors of the Corporation. Each such Committee, to the extent provided in any resolution or resolutions of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which require it; provided, however, that no such Committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or (b) adopting, amending or repealing any By-Law of the Corporation. Each Committee shall keep regular minutes of its meetings.

            Section 3.02. Quorum and Manner of Acting. Except as may be otherwise provided in any resolution of the Board of Directors, at all meetings of any Committee the presence of members constituting a majority of the total membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such.

            Section 3.03. Action by Telephonic Communications. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

            Section 3.04. Resignations. Any member of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

            Section 3.05. Removal. Any member of any Committee may be removed from the position as a member of such Committee at any time, either for or without cause, by resolution adopted by a majority of the Board of Directors.

            Section 3.06. Vacancies. If any vacancy shall occur in any Committee, by reason of death, resignation, removal or otherwise, the remaining members shall continue to act, and any such vacancy may be filled by the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

            Section 4.01. Number. The officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman, Chief Executive Officer, President, one or more Vice Presidents, a Chief Financial Officer, a Secretary, a Treasurer, a Controller and a General Counsel. The Board of Directors may appoint such other officers as it may deem appropriate, provided that officers of the rank of Vice-President and below may be appointed by the Compensation Committee. Such other officers shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors, Chief Executive Officer or President. Any number of offices may be held by the same person. No officer, other than the Chairman, need be a Director of the Corporation.

            Section 4.02. Election. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors. In the event of the failure to elect officers at such meeting, officers may be elected at any regular or special meeting of the Board of Directors. Officers of the rank of Vice-President and below may be elected by the Compensation Committee. Each officer shall hold office until such officer's successor has been elected and qualified, or until such officer's earlier death, resignation or removal.

            Section 4.03. Salaries. The salaries of all principal officers (as determined by the Board of Directors) of the Corporation shall be fixed by the Board of Directors.

            Section 4.04. Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the Chief Executive Officer. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

            Section 4.05. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

            Section 4.06. The Chairman. The Directors shall elect from among the members of the Board of Directors a Chairman of the Board. The Chairman shall have such duties and powers as set forth in these By-Laws or as shall otherwise be conferred upon the Chairman from time to time by the Board of Directors. The Chairman shall preside over all meetings of the Stockholders and the Board of Directors.

            Section 4.07. The Chief Executive Officer. The Chief Executive Officer shall have general control and supervision of the policies and operations of the Corporation. He or she shall manage and administer the Corporation's business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation. The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

            Section 4.08. The President. The President, subject to the authority of the Chief Executive Officer (if the President is not the Chief Executive Officer), shall have primary responsibility for, and authority with respect to, the management of the day-to-day business and affairs of the Corporation, to the extent prescribed by the Chief Executive Officer. The President shall perform such other duties and have such other powers as the Board of Directors or (if the President is not the Chief Executive Officer) the Chief Executive Officer may from time to time prescribe.

            Section 4.09. Absence or Disability of the Chief Executive Officer. In the event of the absence of the Chief Executive Officer or in the event of the Chief Executive Officer's inability to act, the officer, if any, designated by resolution of the Board of Directors (or in the event there is more than one such designated officer, then in the order of designation) shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers and be subject to all the restrictions of the Chief Executive Officer.

            Section 4.10. Vice Presidents. The Vice Presidents shall have such designations and shall perform such other duties and have such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.

            Section 4.11. The Secretary. The Secretary shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors, and shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law. The Secretary shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to instruments when appropriate. The Secretary shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the President.

            Section 4.12. The Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have responsibility for the financial affairs of the Corporation. The Chief Financial Officer shall perform such other duties and exercise such other powers as are normally incident to the office of chief financial officer and as may be prescribed by the Board of Directors, the Chief Executive Officer or the President.

            Section 4.13. The Treasurer. The Treasurer shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation, and shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation. The Treasurer shall cause the moneys of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed. The Treasurer shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer.

            Section 4.14. The Controller. The Controller shall keep or cause to be kept correct records of the business and transactions of the Corporation. The Controller shall perform such other duties and exercise such other powers as are normally incident to the office of controller and as may be prescribed by the Board of Directors, the Chief Executive Officer or the President.

            Section 4.15. The General Counsel. The General Counsel shall have responsibility for the legal affairs of the Corporation. The General Counsel shall perform such other duties and exercise such other powers as are normally incident to the office of general counsel and as may be prescribed by the Board of Directors, the Chief Executive Officer or the President.

            Section 4.16. Additional Officers. The Board of Directors from time to time may delegate to any officer the power to appoint subordinate officers and to prescribe their respective rights, terms of office, authorities and duties. Any such officer may remove any such subordinate officer appointed by him or her, for or without cause, but such removal shall be without prejudice to the contractual rights of such subordinate officer or agent, if any, with the Corporation.

            Section 4.17. Security. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of such officer's, agent's or employee's duties, in such amount and of such character as may be determined from time to time by the Board of Directors.

                                    ARTICLE V

                                  CAPITAL STOCK

            Section 5.01. Certificates of Stock, Uncertificated Shares. The shares of the Corporation may be either represented by certificates or uncertificated shares, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any resolution of the Board of Directors providing for uncertificated shares shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such resolution by the Board of Directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Corporation, (i) by the Chief Executive Officer, the President or a Vice President, and (ii) by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws.

            Section 5.02. Signatures; Facsimile. All of such signatures on the certificate referred to in Section 5.01 of these By-Laws may be a facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate representing shares of the Corporation shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

            Section 5.03. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

            Section 5.04. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

            Section 5.05. Record Date. (a) Stockholders Meetings. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

            (b) Dividends and Other Distributions. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

            Section 5.06. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

            Section 5.07. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

                                   ARTICLE VI

                                 INDEMNIFICATION

            Section 6.01. Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other entity, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; except that in the case of an action or suit by or in the name of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, but subject to Section 6.05 of these By-Laws, the Corporation shall not be obligated to indemnify a director or officer of the Corporation in respect of a Proceeding (or such part thereof) instituted by such director or officer, unless such Proceeding (or such part thereof) has been authorized by the Board of Directors.

            The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

            Section 6.02. Determination that Indemnification is Proper. Unless ordered by a court, no indemnification of a present or former director or officer of the Corporation under Section 6.01 hereof (unless ordered by a court) shall be made by the Corporation if a determination is made that indemnification of the present or former director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in
Section 6.01 hereof.

            Section 6.03. Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount with interest, as determined by the Corporation, if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by former directors and officers may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The Board of Directors may authorize the Corporation's counsel to represent such director or officer in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

            Section 6.04. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under
Section 6.01, or advance of costs, charges and expenses to a director or officer under Section 6.04 of these By-Laws, shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article VI is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this
Article VI shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing such person's right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under
Section 6.03 of these By-Laws where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of these By-Laws, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            Section 6.05. Survival; Preservation of Other Rights. The foregoing indemnification and advancement provisions shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the General Corporation Law of the State of Delaware are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director or officer.

            The indemnification and advancement provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and, once an event has occurred with respect to which a Director or Officer is or may be entitled to indemnification under this Article, such entitlement shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

            Section 6.06. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other entity against any liability asserted against such person and incurred by such person or on such person's behalf in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI; provided that such insurance is available on acceptable terms, which determination shall be made by the Chief Executive Officer.

            Section 6.07. Severability. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                   ARTICLE VII

                                     OFFICES

            Section 7.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle.

            Section 7.02. Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

            Section 8.01. Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property or shares of the Corporation's capital stock.

            A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

            Section 8.02. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.


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

            Section 8.03. Execution of Instruments. The Chief Executive Officer, the President, any Vice President, the Secretary, the Chief Financial Officer or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors or the Chief Executive Officer may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

            Section 8.04. Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors, the Chief Executive Officer or the Chief Financial Officer shall authorize. When so authorized by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

            Section 8.05. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors, the Chief Executive Officer, the Treasurer or the Chief Financial Officer or by such officers or agents as may be authorized by the Board of Directors or the Chief Executive Officer, the Treasurer or the Chief Financial Officer to make such determination.

            Section 8.06. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors or the Chief Executive Officer from time to time may determine.

            Section 8.07. Sale, Transfer, etc. of Securities. To the extent authorized by the Board of Directors or by the Chief Executive Officer, the President, any Vice President, the Secretary, the Chief Financial Officer or the Treasurer or any other officers designated by the Board of Directors or the Chief Executive Officer may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal (if required), any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.


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

            Section 8.08. Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the Chief Executive Officer, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

            Section 8.09. Fiscal Year. The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation's first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31.

            Section 8.10. Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

                                   ARTICLE IX

                          EMERGENCY BOARD OF DIRECTORS

      Section 9.01. Emergency Board of Directors. Notwithstanding any different provision in the Delaware General Corporation Law, the Certificate of Incorporation of the Corporation or these By-Laws, in the event of any emergency (herein defined as (i) resulting from an attack on the United States or on a locality in which the Corporation conducts business or customarily holds meetings of its Board of Directors, (ii) any nuclear, enemy or terrorist attack, or (iii) the existence of any other catastrophe, disaster or other similar emergency condition), as a result of which emergency a quorum of the Board of Directors cannot readily be convened for action, this By-Law provision shall apply. All the powers and duties vested in the Board of Directors shall vest automatically in an Emergency Board of Directors, which shall consist of all members of the Board of Directors who are readily available and capable of acting. The Emergency Board of Directors shall use all reasonable efforts to promptly provide notice of the change in the status of the Board of Directors to the Securities and Exchange Commission. This Emergency Board shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. A meeting of the Emergency Board may be called by any Director or any member of the most senior executive management committee of the Corporation (the "Executive Group"). Notice of the time and place of the meeting shall be given by the person calling the meeting to


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

only such of the Directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including by telephone, personal delivery, facsimile or email. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting. Two members in attendance shall constitute a quorum at any meeting of the Emergency Board. The Emergency Board shall continue to be vested with the powers and duties of the Board of Directors until such time following the emergency as a quorum of the original members of the Board of Directors prior to such emergency can readily be convened for action.

                                    ARTICLE X

                              AMENDMENT OF BY-LAWS

            Section 10.01. Amendment. These By-Laws may be amended, altered or repealed:

            (a) by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

            (b) at any regular or special meeting of the stockholders upon the affirmative vote of the holders of three-fourths (-3/4) or more of the combined voting power of the outstanding shares of the Corporation entitled to vote generally in the election of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

                                   ARTICLE IXI

                                  CONSTRUCTION

            Section 11.01. Construction. In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.


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